SECURITIES AND EXCHANGE COMMISSION


                       Washington, D. C. 20549


                           CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): February 3, 2003


                       BLACKSTOCKS DEVELOPMENT CORP.
                       ----------------------------
                (Exact name of registrant as specified in its charter)


         Delaware                     000-49914                  03-0459617
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)                File Number)          Identification No.)



                        8914 Legacy Park Dr, Suite J,
                       Charlotte, North Carolina 28269
                      ----------------------------------
           (Address of Principal Executive Offices including Zip Code)


                                704-547-7090
                             ------------------
                         (Issuer's Telephone Number)











Item 1. Changes in Control of Registrant.

 None

Item 2. Acquisition or Disposition of Assets

      On January 30, 2003, the Company acquired Wee Lads and Lassies, Inc., a North Carolina corporation, pursuant to a an Asset Purchase Agreement
(the "Agreement"). Pursuant to the Agreement, the Company through
Kid's Connection, Corp. it's newly-formed and wholly owned subsidiary, acquired 100% of the assets of Wee Lads and Lassies, Inc. The result of the acquisition makes Wee Lads and Lassies, Inc. a wholly owned subsidiary of the Company. As consideration for the acquisition Wee Lads and Lassies, Inc. will receive 9% of Kid's Connection Inc. outstanding common stock which shall represent 3% of the Company's outstanding common stock and a promissory note in the amount of $1,375,000.

      The terms of Purchase Agreement were determined through arms-length negotiations between the Company and the Seller.

Item 3. Bankruptcy or Receivership

      There has been no bankruptcy, receivership, or similar proceeding by or against either of the Companies or Inclusion described in this Form 8-K.

Item 4. Changes in Registrant's Certifying Accountant

      The Company has had no changes in and/or disagreements with its accountants.

Item 5. Other Events

Change of Business Direction

      The Company, with its new subsidiary, will focus its business on developing a day care network that provides early childhood education services to children primarily from six weeks to five years of age.

      The following information provides details on the business of the Company's Wee Lads and Lassies, Inc. subsidiary.

      Founded in 1992, the facility is licensed for 170 children and, by the owner's choice, averages 100 children throughout the year. Children are grouped by age and have two separate facilities and separate playground facilities for children of different age groups. For the past three years Wee Lads and Lassies, Inc. has averaged approximately one half million dollars in sales.


SALES AND MARKETING

     Our local marketing efforts will include direct mail solicitation, telephone directory and Internet yellow pages and customer referrals. These methods will communicate to parents our commitment to quality care. We will emphasize our commitment to a nurturing environment, educational programs, quality staff and excellent facilities and equipment.

     We will focus on recruiting and retaining high quality center personnel. We believe a high quality teaching and administrative staff is a key factor in customer retention and increasing center occupancy.

ACQUSITION STRATEGY

   Our intent is to locate and acquire through acquisition and or merger day care facilities owned by private individuals or small businesses operating at a profit, have excellent staff, and located in growing areas in terms of population, development, and income.
The strategy is to bring economies of scale to the facilities while maintaining excellent services at a reasonable price.


The Company plans to expand its business via the acquisition of similar day care centers. The Day Care centers acquired will be selected on the basis of complementary management, profitability, and location in growth areas. In addition to the above requirements, the company will review for possible acquisition centers that have at least 100 students, with annual gross sales of approximately
$500,000 or greater. The Company will consider other opportunities on a case-by-case basis.



COMPETITION

      Competition in the Child Care Segment of the Education Industry

     The childcare segment of the education industry is competitive and highly fragmented, with the most important competitive factors generally based upon reputation, location and price. Our competition consists principally of the following:

     o  other for-profit, center-based child care providers

     o preschool, kindergarten, and before- and after-school programs provided by public schools;

     o local nursery schools and child care centers, including church-affiliated and other non-profit centers;

     o  providers of child care services that operate out of homes; and

     o substitutes for organized child care, such as relatives, nannies and one parent caring full-time for a child.


EMPLOYEES

      As of January 30, 2003, Wee Lads and Lassies, Inc. had 15 full time and two part-time employees.


FACILITIES

      Wee Lads and Lassies, Inc. is located in a 7,200 square foot facility on 1.5 acres at 144 Bevan Drive, Mooresville, NC, 28115, which is leased from a shareholder of the Company. The lease, which was negotiated at arms length expires during July 2003. Wee Lads and Lassies, Inc. pays a base monthly rent of approximately $8,600. As the Company implements its acquisition strategy, it is expected that it will acquire additional facilities around the United States.

Forward-Looking Statements

      There are forward-looking statements in this document, and in the Company's public documents, to which they may refer, that are subject to risks and uncertainties in addition to those set forth below. These forward looking statements include information about possible or assumed future results of the Company's operations. Also, when any of the words "may," "will," "believes,""expect," "anticipate," "estimate," "continue," or similar expressions are used, the Company is making forward-looking statements. Many possible events or factors, including but not limited to those set forth herein, could affect future financial results and performance. This could cause Company results or performance to differ materially from those expressed in any forward-looking statements.
These and other risks are described in the Company's other publicly filed documents and reports that are available from the Company and from the SEC.

Item 6. Resignations of Registrant's Directors

None

Item 7. Financial Statements and Exhibits

      As of the date hereof, financial information reflecting the January 30, 2003 transaction is not available. The Company plans to file an amendment to this Form 8-K reflecting the required financial information no later than 60 days following the filing of this Form 8-K.



Index to Exhibits

Exhibit          Description
- -------        -----------

10.1             STOCK AND ASSET PURCHASE AGREEMENT

10.2	         PROMISSORY NOTE

99.0	         PRESS RELEASE February 3, 2003



Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 BLACKSTOCKS DEVELOPMENT CORP.
                                                 -----------------------------
                                                 (Registrant)


Date:  February 3, 2003                             /s/ Alton Perkins
                                                 -----------------------------
                                                 Alton Perkins, Chief Executive
                                                 Officer





 Exhibit 10.1

SCHEDULE 2.2
STOCK AND ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is effective 30 January 2003, by and between the following parties:

1.	Wee Lads and Lassies, Inc., a North Carolina corporation ("Seller").

2.	Kid's Connection, Corp., a Delaware corporation ("Purchaser").

RECITALS
1.	Seller is engaged in the operations of a Day Care Center.
1.1	Purchaser desires to purchase the stock and assets of the Seller and to assume liabilities of Seller, and Seller desires to sell such stock and assets to Purchaser and to assign such liabilities to Purchaser, on the terms and conditions set forth in this Agreement.

      The company, stock and assets being sold under this agreement include: Wee Lads and Lassie, Inc., and the land and building at 144 Bevan Drive, Mooresville, NC, 28115.

2.	The Boards of Directors of Seller and Purchaser believe that this asset purchase is in the best interests of their respective companies and shareholders and in furtherance thereof have approved and recommended this Asset Purchase Agreement.

3.	Joyce P. and Charles E. Neale, personally own and will sell the land and building where the Day care center is located in conjunction with carrying out this agreement.

AGREEMENTS
In consideration of the Recitals and the Agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intend to be legally bound hereby and agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS

1.1 Purchase and Sale of Assets

a. Purchased Assets. Pursuant to the terms and subject to the conditions of this Agreement, on the Closing Date (as defined in Section 1.4 below), Seller will sell, assign, convey, transfer and deliver to Purchaser, and Purchaser will purchase and acquire from Seller, all of Seller's right, title and interest in, to and under the following assets, properties and rights which are owned or leased by Seller (collectively, the "Assets"):

i.	All ownership and interest and the assets of Seller
including the corporation and stock of seller; and any shares of capital stock of, or other equity interests in, Seller or any subsidiary of Seller;

ii.	Seller's corporate seal, minute books, record
books, and such other books and records as pertaining to the organization, existence or ownership of Seller;

iii.	Any financial or personnel records which are
required by law to be retained by Seller;

iv.	All accounts receivables (the "Purchased
Receivables"); Seller shall keep receivables due within 30 days after the final closing (Closing#2) for the DSS accounts, food program supplement, and health insurance rebate from Smart program.
(Exhibit Schedule 1.1(a)(iv). All other
receivables and payables shall be prorated as of Closing #2, including taxes, insurance, wages, insurance, and other items requiring prorating so that a clean transfer can be made.

v.	All fixed assets, including, without limitation,
machinery, equipment perishables and non perishables, supplies, furniture and fixtures, computer equipment and software and other personal property owned by Seller;

vi.	All rights of Seller under and in connection with
the leases and subleases of real property, together with Seller's interest in all buildings, facilities, fixtures and other improvements thereon and all easements, rights-of-way, transferable licenses and permits and other appurtenances thereto which are set forth on Schedule 1.1(a)(v)
(collectively, the "Assigned Leases");

vii.	All transferable rights of Seller under and in
connection with the contracts, commitments, purchase orders, agreements and unexpired leases
(other than Assigned Leases), which are set forth on Schedule 1.1(a)(vi) (collectively, the
"Assigned Contracts");

viii.	All rights to the trade secrets, processes and
methods, whether or not patentable, owned by Sellers (the "Purchased Intellectual Property");

ix.	All transferable federal, state or local or other
governmental and other third party permits
(including occupancy permits), certificates, licenses, consents, authorizations, approvals, registrations or franchises necessary or useful in the operation by Seller of its business
(collectively, the "Assigned Permits"); and

x.	All books and records maintained by Seller
through the Closing Date, including, without limitation, product manuals, operating manuals, and records relating to customer and trade accounts and lists and similar operating data, whether in electronic, computer, paper or other form, other than books and records which Seller is required by law to retain.

b. Excluded Assets. Notwithstanding anything contained in this Agreement to the contrary, Purchaser and Seller acknowledge and agree that Purchaser is not buying and Seller is not selling the following assets (collectively, the "Excluded Assets"):

xi.	All rights under this Agreement and to the
Purchase Price;

xii.	Any other assets specifically identified on
Schedule 1.1(b)(v).

1.2	 Purchase Price; Allocation.

a.	Purchase Price.  The consideration to be paid to Seller for
the Assets at the 1st Closing shall be $1,375,000.00 (the
"Purchase Price"), which Purchaser shall pay to Seller in
the form of a Promissory Note with terms as follows:
i.	The Promissory Note shall be secured by Seller's
Assets that are transferred at the 2nd Closing.

ii.	The Promissory Note shall be payable in a number
of shares of Purchaser's common stock that would enable Seller to own as of its conversion date 3% of Purchaser's issued and outstanding common stock on a fully diluted basis less any shares issued to Seller or reserved in stock transactions for the benefit of Seller after the 1st Closing date.

iii.	The Promissory Note shall be paid in full at Seller's
option when either the market capitalization value of the Purchaser's issued and outstanding common stock (calculated as the closing bid price times the number of issued and outstanding common shares) has reached at least $50,000,000.00 for a period of thirty consecutive trading days or Purchaser has received an investment on a cumulative basis in the amount of $1,375,000.00 or greater subsequent to the Closing, or following the passage of twelve months after the date of the 1st Closing.

iv.	Purchaser shall provide to Seller
contemporaneously, with the payment of the shares, an agreement providing registration rights to the Seller.

b. The Promissory Note shall be in substantially the form set forth in Exhibit 1.1. hereof.

c. Purchaser shall be solely responsible for any sales, use and/or realty transfer taxes owing from sale of the Assets hereunder.

d. Allocation of Purchase Price. Seller and Purchaser agree to allocate the Purchase Price in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code").
No later than 10 days following the Closing Date, Purchaser shall prepare and provide to Seller a draft allocation of the aggregate purchase price among the Assets (the "Allocation Statement"), such Allocation Statement to be prepared in accordance with the methodology set forth in the Code. Seller shall notify Purchaser within 20 days of receipt of such draft Allocation Statement of any objections that Seller may have thereto. Seller and Purchaser agree to resolve any disagreement with respect to such Allocation Statement in good faith. In addition, Seller and Purchaser hereby undertake and agree to file timely any information that may be required to be filed pursuant to any treasury regulations promulgated under
Section 1060(b) of the Code, and shall use the allocation determined pursuant to this Section 1.2(c) in connection with the preparation of IRS Form 8594 (and any supplemental filings required in connection therewith) as such form relates to the transactions contemplated by this Agreement. Neither
Seller nor Purchaser shall file any tax return or other document or otherwise take any position for tax purposes that is inconsistent with the allocation determined pursuant to this
Section 1.2(c) except as may be adjusted by subsequent agreement following an audit by the Internal Revenue Service or by court decision.

1.3	Assumption of Certain Liabilities.

a.	Assumed Liabilities.  On the 2nd Closing Date, Purchaser shall assume and agree to undertake to pay, perform and discharge as and when due, and shall indemnify Seller for and hold Seller harmless from and against each of the following obligations, responsibilities, liabilities and debts (collectively, the "Assumed Liabilities"):

i.	All obligations, responsibilities and liabilities incurred
on and after the Closing Date in connection with the performance by Purchaser of the Assigned Leases and Assigned Contracts;

ii.	All obligations, responsibilities and liabilities arising on and after the Closing Date from Purchaser's use, ownership, possession, sale or operation of the Assets;
and

iii.	All obligations, responsibilities and liabilities explicitly set forth on Schedule 1.3(a)(iii).

b. Excluded Liabilities. Except for the Assumed Liabilities assumed by Purchaser under Section 1.3A above, the purchase by Purchaser of the Assets shall be free and clear of all liens, claims and encumbrances of any kind and nature and without any assumption by Purchaser of any debts, taxes, obligations or liabilities whatsoever of Seller or any other persons who at any time may have been in possession of the Assets, whether such liabilities are actual or contingent, known or unknown, liquidated or unliquidated, whether tax liabilities, liabilities to creditors or otherwise (collectively, and together with all liabilities or obligations with respect to the Excluded Assets, the "Unassumed Debts and Liabilities").

1.4	Date, Time and Place of Closings.
The transactions provided for by this Agreement shall be consummated (the "Closings") by telephone, fax and email, on such other date and/or method as may be agreed upon by the parties hereto. The date and time of Closing is hereinafter sometimes called the "Closing Dates." There will be two closing dates referred to as the 1st Closing Date and the 2nd Closing Date. The 1st closing shall take place on 30 January 2003 (date document is signed by all parties). The 2nd Closing shall take place at the time Purchaser provides Seller stock with registration rights that equals the value of $1,375,000. The 2nd Closing shall conclude at the time Buyer provides Seller cash and or certified check in the amount of $1,375,000.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER

As a material inducement to Purchaser to enter into this Agreement and purchase the Assets, Seller hereby represents and warrants to Purchaser that:

2.1	Status. Seller is a corporation duly organized and subsisting under North Carolina law and has full power and authority to own its properties and to carry on the business as presently conducted by it. Seller is duly qualified to do business and is in good standing in all other jurisdictions where the conduct of its business so requires, except where the failure to be so qualified and in good standing would not be reasonably likely to have a Material Adverse Effect. Seller has the power and authority to own the Assets and to carry on its business as now being conducted.

2.2	Corporate Authority; Effective Agreement. Seller has full corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and any and all other agreements, documents or instruments to be executed and/or delivered in connection herewith (collectively, the "Purchase Documents") and to consummate the transactions contemplated herein and therein. This Agreement has been duly executed and delivered by Seller and, assuming it constitutes a valid and binding obligation of Purchaser, is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms. The Purchase Documents, when executed by Seller, will, assuming they constitute a valid and binding obligation of the other parties thereto, constitute the valid and binding obligation of Seller, enforceable against each of them in accordance with their respective terms.

2.3	Personal Property.  Seller has good and valid title to, and is the absolute owner of, all of the personal property being sold to Purchaser hereunder, free and clear of all liens and encumbrances, except for such personal property which Seller leases or licenses or as described on Schedule 2.3. To Seller's knowledge, all such personal property is in good operating condition and repair, normal wear and tear accepted, and does not require any repairs other than normal routine maintenance to maintain the personal property in good operating condition and repair.

2.4	Intellectual Property.   The Purchased Intellectual Property
comprises all of the trade secrets, processes and methods, whether or not patentable, owned by Seller. No claim has been asserted against Seller that the Purchased Intellectual Property conflicts with the proprietary rights of others, and Seller has no knowledge of any basis for any such claim or conflict. To Sellers' knowledge, Seller is not engaged in any activity which infringes upon any patent, patent application, trademark, trade name, service mark, copyright or proprietary right of any other party.

2.5	Taxes.  Except as set forth on Schedule 3.5, Seller has filed or will file all federal, state and local tax returns required by law to be filed by Seller and has paid or made adequate provision for the payment of all taxes (and related interest and penalties) shown to be due on such returns for all taxable periods up to and including the day before the Closing Date, including, but not limited to real estate, sales, use, social security, payroll, unemployment compensation and personal property taxes. Seller will have paid or made adequate provision for the payment of all federal and state income and any other taxes payable by Seller with respect to the transactions covered by this Agreement.

2.6	Legal Matters.  Except as set forth on Schedule 2.6, Seller is not a party to or, to Seller's knowledge, threatened with, any suit, action, arbitration or other legal or administrative proceeding or governmental inquiry or investigation by which Seller or the Assets would be adversely affected.

2.7	Corporation Agreements.  Seller has made available to Purchaser copies of all its agreements, contracts, licenses or leases, including all amendments or supplements thereto, to which Seller is a party, other than contracts or commitments entered into in the ordinary course of business and consistent with past practices (a) having a term of less than 12 months and involving a total expenditure of less than $5,000 individually and $20,000 in the aggregate, or (b) requiring the performance of services having a cost of less than $10,000 individually and $20,000 in the aggregate
(collectively, the "Corporation Agreements"). A list of the Corporation Agreements is set forth on Schedule 2.7. All of the Corporation
Agreements are valid, binding and enforceable against Seller. Except as shown on Schedule 2.7, to Seller's knowledge, Seller and the other parties to the Corporation Agreements have, in all material respects, performed their respective obligations under the Corporation Agreements. The consummation of the transactions provided for in this Agreement will not result in an impairment or termination of any of Seller's rights under any Corporation Agreement and does not require the consent of or notice to any party other than Seller, except as set forth on Schedule 2.7.

2.8	Employee Matters.

a. Schedule 2.8a is a complete and accurate list as of December 20, 2002 of all Seller's employees and their respective positions and salaries. Seller shall deliver at the 2nd Closing Schedule 2.8a revised to reflect changes therein up to the date of the Closing.

b.	Seller is not a party to any union agreement or collective
bargaining agreement and is in compliance in all material respects with all laws respecting employment and employment practices, terms and conditions of employment and wages and hours. Seller has no knowledge of any union organizing activity involving its employees at the Purchased Facility.
There is no complaint filed or, to the knowledge of Seller, threatened to be filed against Seller before any federal, state or local governmental or quasi-governmental agency or authority alleging violation of any law (federal, state or local) relating to employment practices or discrimination in employment.

c.	Except as set forth on Schedule 2.8c, no present or former
employee of Seller is entitled to any retirement pay or retirement benefits of any kind from Seller. Seller does not now maintain or make contributions to and has not, at any time in the past, maintained or made contributions to (i) any employee benefit plan which is subject to the minimum funding requirements of the Employee Retirement Income
Security Act of 1974, or (ii) any multi-employer plan subject to the terms of the Multi-Employer Pension Amendment Act of 1980.

2.9	Consents.  Except as set forth on Schedule 2.9, no notices, consents, approvals, licenses, permits or waivers are required to execute and deliver this Agreement and to consummate the transactions provided for herein, including the transfer of the Assets to Purchaser hereby.

2.10	Permits and Licenses.  Seller holds all franchises, licenses, permits, consents, approvals, waivers and other authorizations (collectively, the "Permits") that are necessary for the operation of its business, including without limitation all Permits issued by federal, state or local governments and governmental agencies. Schedule 2.10 sets forth a complete list of all material Permits held by Seller.
To Seller's knowledge, Seller is not in default, nor has Seller received any notice of any claim of default, with respect to any of the Permits or of any notice of any other claim or proceeding or threatened proceeding relating to any of the Permits, any of which would be reasonably expected to have a Material Adverse Effect.

2.11	Compliance with Laws.  To Seller's knowledge, Seller is in
compliance in all material respects with all requirements of law, federal, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it. Seller has not received any notice from any federal, state or municipal authority or any insurance or inspection body, that any of its properties, facilities, equipment or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body.

2.12	Environmental Matters.

a.	Except as set forth on Schedule 2.12a, Hazardous Substances
(as hereinafter defined) have not been used by Seller at any facilities owned or used by Seller (collectively, "Seller's Facilities") during Seller's occupancy thereof and Seller has no knowledge of such use by another person or entity during or prior to Seller's occupancy thereof in any manner that: (i) violates in any material respect any federal, state or local laws, ordinances or regulations governing the use, storage, treatment, disposal of any element, compound, mixture, solution or substance, defined as a hazardous substance in the Comprehensive Environmental Response Compensation and
Liability Act, 42 U.S.C. Section 9601, et seq. ("CERCLA"), or other applicable federal, state or local law, ordinance or regulation (collectively, "Hazardous Substances"); (ii) requires "removal" or "remediation" as those terms are defined in CERCLA; or (iii) if found on any of Seller's Facilities would subject the owner or occupant of such facility to damages, penalties, liability or an obligation to perform any work, clean-up, removal, or remediation at such facility in order to comply with any federal, state or local law, regulation, ordinance or order concerning the environmental state, condition or quality of such facility applicable to owners, operators or developers of real property ("Environmental Cleanup Work").

b.	Except as set forth on Schedule 2.12b, to Seller's knowledge,
Seller is in compliance in all material respects with all applicable federal, state and local environmental laws and regulations. No written notice from any governmental body has ever been served upon Seller, and Seller has no knowledge of any notice served upon any occupant, owner or prior owner of any of Seller's facilities claiming any violation of any of the aforesaid environmental laws on or in connection with any of Seller's facilities or with respect to its business.

2.13	Brokers or Finders.  Seller is responsible for paying all
brokers and are finders fees and Purchaser shall not be liable for any such fees.

2.14	Survival of Representations and Warranties.  The
representations, warranties and agreements of Seller set forth in this Agreement or in any Exhibit or Schedule attached hereto shall be true, correct, complete and accurate on and as of the Closing Date.



ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller that:
3.1	Corporate Status.  Purchaser is a corporation duly organized and subsisting under North Carolina law and has full power and authority to own its properties and to carry on the business presently conducted by it.

3.2	Corporate Authority.  The Board of Directors of Purchaser has duly authorized and approved the execution and delivery of this Agreement and the performance of the transactions provided for herein. No other corporate action is required in connection herewith. This Agreement constitutes a legal, valid and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms.

3.3	Brokers or Finders.  No agent, broker, person or firm action on behalf of Purchaser or any of its affiliates is, or will be, entitled to any commission, broker's or finder's fees from any party, or from any affiliate of any party, in connection with any of the transactions contemplated by this Agreement.

3.4	Survival of Representations and Warranties.  The representations, warranties and agreements of Purchaser as set forth in this Agreement or in any Exhibit attached hereto are made as of the date of this Agreement and shall be true, correct and accurate on and as of the Closing Date.

ARTICLE IV
CONDUCT OF BUSINESS PENDING CLOSING

4.1	Conduct of Business Pending Closing.  Seller agrees that
between the date hereof and the 2nd Closing Date, Seller shall:

a.	Conduct its business in a good and diligent
manner in the ordinary and usual course of its business;

b.	Not enter into any contract, agreement,
commitment or other arrangement with any party, other than contracts in the ordinary course of its business, and not amend or modify, in any material respect, or terminate any Assigned Lease or Assigned Contract, without the prior written consent of Purchaser, which consent will not be unreasonably delayed or withheld;

c.	Use reasonable efforts to preserve its business
organization intact, to keep available the service of its employees and to preserve its relationships with customers, suppliers and others with whom it deals;

d.	Not reveal to any person any of the business
procedures and practices followed by it in the
conduct of its business other than to Purchaser
or its authorized representatives ("Agents");
e.	Use reasonable efforts to maintain in full force
and effect all insurance currently maintained by Seller;

f.	Keep all of its equipment and tangible
personal property in good operating repair, normal wear and tear excepted;

g.	Comply in all material respects with all
provisions of applicable laws, rules and regulations; and

h.	Not dispose of any Assets except in the
ordinary course of business.

ARTICLE V
FURTHER COVENANTS AND AGREEMENTS

5.1	Access to Information.  Subject to existing confidentiality
obligations of and between Purchaser and Seller, Seller shall give to Purchaser and its Agents reasonable access to its facilities, the Assets and all of Seller's documents, books and records relating to its current and past operations of its business, and shall permit Purchaser and its Agents to make copies thereof, and Seller shall permit Purchaser to interview Seller's employees during reasonable business hours and upon reasonable prior written notice.

5.2	Cooperation.
a.	Purchaser and Seller agree to execute and deliver all other
instruments and take all such other actions as either party may reasonably request from time to time, before or after either
Closing and without payment of further consideration, to effectuate the transactions provided herein and to confer to the parties hereto the benefits intended by such transactions. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement.

b.	Purchaser agrees that following the 2nd Closing, it shall
provide to Seller information relating to the Assets and/or Seller's business which Seller reasonably requires to prepare any tax returns, information returns or reports required to be filed by Seller with governmental agencies.

5.3	Employment of Employees.  Purchaser currently expects to
employ, at its option, certain of the employees of Seller.
Seller agrees to take no action which would interfere with such employment by Purchaser, and shall take all action required by law or otherwise to release them from agreements with Seller that may prohibit their employment with Purchaser and to cause the valid termination of employment at the 2nd Closing Date of such employees by Seller who are to be employed by Purchaser following the 2nd Closing Date.
Seller further agrees that Purchaser shall not assume any responsibility for, and Seller shall indemnify Purchaser from and against, any liability arising from any termination of employment of those employees of Seller whom Purchaser does not employ after the 2nd Closing Date, or as to whom Purchaser gives Seller notice that Purchaser will not continue their employment, such notice to be given on or prior to the2nd Closing Date. Seller further agree that Purchaser shall not be liable for, and Seller shall indemnify Purchaser from and against any liability in respect of any employees of Seller for any acts or omissions relating to the employment of such employees or to the business of Seller arising on or prior to the 2nd Closing Date, regardless of whether the employees of Seller are subsequently employed by Purchaser. Nothing in this Agreement is intended to confer upon any employee of Seller any rights or remedies, including, without limitation, any rights of employment of any nature or kind whatsoever.

5.4	Employee Benefit Plans.  Seller shall remain responsible for, and shall indemnify Purchaser from and against, any liability in respect of, any bonus, deferred compensation, profit sharing, pension, retirement, severance pay, stock option, employee stock purchase or any other similar plan, arrangement or program
("Employee Benefit Plans") established by Seller for the benefit of its employees. Notwithstanding any provision contained in this Agreement to the contrary, Purchaser shall not assume or be responsible in any manner for any liabilities or obligations arising under or as a result of any Employee Benefit Plans sponsored by Seller or in which Seller or its employees participate.

5.5	Consents.  Purchaser and Seller will use reasonable efforts to obtain all necessary third party or governmental consents necessary to consummate the transactions provided for in this Agreement.

5.6	Press Releases. Except as required by any applicable laws, neither party shall issue any press release or public statement regarding the transactions contemplated by this Agreement without the prior written consent of party, which consent will not be unreasonably delayed or withheld.

5.7	Competing Proposals. Seller shall promptly notify Purchaser
of any expression of interest or offers received by Seller from any person relating to the purchase or acquisition of any of its stock or assets.

5.8	Collection of Accounts Receivables.  If, after the 2nd Closing
Date, Seller receives any payments from any account debtors with respect to any Purchased Accounts Receivables, Seller shall endorse such payments to the order of Purchaser and forward such payments to Purchaser promptly upon receipt thereof.

ARTICLE VI
CONDITIONS TO OBLIGATIONS OF PURCHASER

The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any or all of which Purchaser may waive in writing:

6.1	Representations and Warranties.  The representations and
warranties of Seller set forth in this Agreement and any Exhibit or Schedule hereto shall be true and correct in all material respects on and as of the Closing Date.

6.2	Performance of Agreements.  Seller shall have performed and
complied in all material respects with all of their covenants and agreements contained in this Agreement which are required to be performed or complied with on or prior to the Closing Date.

6.3	No Actions.  No action, suit, proceeding or investigation
by or before any court, administrative agency or other governmental authority shall have been instituted or threatened, the effect of which would restrain, prohibit or invalidate the transactions contemplated by this Agreement or affect the right of Purchaser to own or control, after the Closing, the Assets or to operate Seller's business.

6.4	Consents.  The parties have received all consents of all
third parties required to consummate the transactions provided for in this Agreement.

6.5	Due Diligence Audit. Purchaser shall have completed its
due diligence investigation of the Assets and Seller's business and the results of such investigation shall be reasonably satisfactory to Purchaser.

6.6	Purchaser Obligations Guaranteed by Founders. The parties shall have finalized agreement on the priority of payment of Purchaser obligations that are guaranteed by a Founder consistent with new management's legal obligation to exercise their powers in good faith and with a view to the interests of the corporation.

6.7	Deliveries.  All documents required to be delivered by
Seller at or prior to the 2nd Closing shall have been delivered to Purchaser at the 2nd Closing.

ARTICLE VII
CONDITIONS TO OBLIGATIONS OF SELLER

The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the 2nd Closing Date, of each of the following conditions, any or all of which Seller may waive in writing:

7.1	Representations and Warranties.  Each of the representations and warranties of Purchaser set forth in this Agreement and any Exhibit hereto shall be true and correct in all material respects on and as of the Closing Date.

7.2	Performance of Agreements.  Purchaser shall have performed
and complied in all material respects with all of its covenants and agreements contained in this Agreement which are required to be performed or complied with on or prior to the Closing Date.

7.3	No Actions, Etc.  No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened, the effect of which would restrain, prohibit or invalidate the transactions contemplated by this Agreement.

7.4 Deliveries. All documents required to be delivered by Purchaser at or prior to Closing shall have been delivered to Seller at Closing.

7.5	Board Resolutions.  Purchaser shall have executed all appropriate board and shareholder resolutions appointing n/a to the Board of Directors of Purchaser and as CEO and Chairman of Purchaser effective upon Closing. Immediately upon Closing, the Board will accept the resignations of the current Chairman and Chief Executive Officer and the current
President and Chief Operating Officer from their positions as Officers and as Board Members.

7.6	Audit by SEC practice member CPA. Seller shall provide Purchaser with an
Audit of its finances and business practices suitable for inclusion in an SB-2 registration with the SEC. The Audit shall be conducted by an SEC practice member CPA. The Seller shall take action to cause an Audit to commence no later than 15 days after the 1st Closing.

7.7	The Shares of Common Stock are free and clear of any and all encumbrances.
There are no other stock or stock equivalents issued or to be issued.

7.8	An appraisal will be provided prior to the 2nd Closing on any real property (land and building) indicating the appraised value of the property of at least $850,000.The offering price will be adjusted downward, if required, to reflect the appraised value of the property.

7.9	The Following shall take place prior to the 2nd Closing:
a.	Any and all outstanding loans balances, interests rates, and payouts shall be disclosed to Buyer, prior to closing.
b.	Seller share disclose any and all anticipated or required major repairs and or defaults to any buildings/structures.
c.	Seller shall provide an inventory of all furniture and equipment, by room and facility.
d.	Seller shall provide all literature, pamphlets, and brochures provided to parents.
e.	Seller and its ownership/management shall sign a non-compete clause confirming that they will not compete with the company being sold for a period of three years.

ARTICLE VIII
CLOSINGS

8.1 Seller's Deliveries.  At the Closing, Seller shall deliver to Purchaser:
1st Closing Signed Asset Purchase Agreement, and list of assets being purchased. Audited financial statements in accordance with the requirements stipulated in this agreement no later than sixty days after the 1st Closing.2nd Closing.

a.	In a form reasonably satisfactory to Purchaser's and Seller's counsel, such bills of sale, certificates of title for vehicles, endorsements of transfer, conveyances, assignments and subleases and other documents and agreements as shall vest in Purchaser title to the Assets in accordance with the terms hereof;

b.	In a form reasonably satisfactory to Purchaser's and Seller's counsel, one or more duly executed general assignment and assumption agreements with respect to the Assigned Leases, Assigned Contracts and Assumed Liabilities which are included in the Assets (the
"Assumption Agreement");

c.	Certificates signed by a duly authorized officer of Seller,
dated the 2nd Closing Date, confirming: (i) the truth and correctness in all material respects of all of the representations and warranties of Seller contained in this Agreement as of the 2nd Closing Date; (ii) that all agreements and covenants of Seller required to have been performed or complied with have been performed or complied with in all material respects; and (iii) that all necessary approval by Seller has been taken to authorize the consummation of the transactions contemplated by the Agreement;

d.	Resolutions, certified by Seller's secretary, evidencing Seller's authority to (i) execute and deliver this Agreement and the Purchase Documents, and (ii) consummate the transactions contemplated herein and therein;
e.	An incumbency certificate of Seller, certified by Seller's secretary, certifying the accuracy of the specimen signature of the authorized representative of such entity executing this Agreement and the
Purchase Documents;
f.	Such other documents or instruments as Purchaser shall reasonably request to further evidence consummation of the transactions contemplated by this Agreement.

8.2	Purchaser's Deliveries.
1st Closing
The Purchase Price in the form and manner provided for in
Section 1.2(a) hereof;

2nd Closing
At the 2ndt Closing, Purchaser shall deliver or cause to be
delivered to Seller:
a.	The Assumption Agreement duly executed by Purchaser;
b.	A certificate signed by a duly authorized officer of Purchaser, dated the Closing Date, confirming: (i) the truth and correctness in all material respects of all of the representations and warranties of Purchaser contained in this Agreement as of the Closing Date; (ii) that all agreements and covenants of Purchaser required to have been performed or complied with have been performed or complied with in all material respects; and (iii) that all necessary corporate action by Purchaser has been taken to authorize the consummation of the transactions contemplated by the Agreement;

c.	Resolutions, certified by Purchaser's secretary, evidencing
Purchaser's authority to (i) execute and deliver this Agreement and the Purchase Documents, and (ii) consummate the transactions contemplated herein and therein;

d.	An incumbency certificate of Purchaser, certified by such
Purchaser's secretary, certifying the accuracy of the specimen signature of the authorized representative of such entity executing this Agreement and the Purchase Documents; and

e.	Such other documents or instruments as Seller shall reasonably request to further evidence consummation of the transactions contemplated by this Agreement.

8.3	Parties to Bear Own Expenses.  Whether or not the transactions contemplated by this Agreement are consummated and except as otherwise provided for herein, Purchaser and Seller shall each bear their respective expenses relating to or arising out of this Agreement, including, but not limited to, fees for attorneys, accountants and other advisors.

ARTICLE IX
INDEMNIFICATION

9.1	Indemnification by Seller.  Seller hereby agrees to indemnify, defend and hold harmless Purchaser and its directors, officers, agents and employees from and against any and all losses, damages, liabilities and expenses, including, without limitation, reasonable legal fees and court costs, to which any of them may become subject as the result of:

a.	Any misrepresentation, breach of warranty, or any non-fulfillment of any warranty, representation, covenant or agreement on the part of Seller;

b.	Any and all loss or damage resulting to Purchaser by reason of any claim, debt, liability or obligation not expressly assumed by Purchaser hereunder, arising from Seller's business or the ownership, use or operation of the Assets on or prior to the Closing Date and which did not constitute the breach of a representation or warranty of Seller; and
c.	Any and all acts, suits, proceedings, demands, assessments, judgments, reasonably attorneys' fees, costs and expenses incident to any of the foregoing.

9.2	Indemnification by Purchaser.  Purchaser hereby agrees to indemnify, defend and hold harmless Seller and its officers, directors, agents, advisors and employees, from and against any and all losses, damages, liabilities and expenses, including, without limitation, legal fees and court costs, which any of them may become subject to as the result of:

a.	Any and all loss or damage resulting from any misrepresentation, breach of warranty, or any non-fulfillment of any warranty, representation, covenant or agreement on the part of Purchaser contained in this Agreement;

b.	Any and all loss or damage resulting to Seller by reason of any claim, debt, liability or obligation expressly assumed by Purchaser hereunder;
and

c.	Any and all acts, suits, proceedings, demands, assessments, judgments, reasonably attorneys' fees, costs and expenses incident to any of the foregoing.

9.3	Procedures for Establishment of Indemnification.

a.	In the event that any claim shall be asserted by any party which, if sustained, would result in a right of a party to indemnification hereunder (a "Loss"), the person entitled to indemnification hereunder
(the "Indemnitee"), within a reasonable time after learning of such claim, shall notify the person obligated to provide indemnification hereunder with respect to such claim (the "Indemnitor"), and shall extend to the Indemnitor a reasonable opportunity to defend against such claim, at the Indemnitor's sole expense and through legal counsel reasonably acceptable to the Indemnitee, provided that the Indemnitor proceeds in good faith, expeditiously and diligently; and provided, further, that any failure to give such notice shall not relieve the Indemnitee of its indemnification obligations hereunder except to the extent it was prejudiced by the failure to give notice. No determination shall be made pursuant to subparagraph (b) below while such defense is still being made until the earlier of (i) the resolution of said claim by the Indemnitor with the claimant, or (ii) the termination of the defense by the Indemnitor against such claim or the failure of the Indemnitor to prosecute such defense in good faith and in an expeditious and diligent manner. The Indemnitee shall be entitled to rely upon the opinion of its counsel as to the occurrence of either of said events. The Indemnitee shall, at its option and expense, have the right to participate in any defense undertaken by the Indemnitor with legal counsel of its own selection. No settlement or compromise of any claim which may result in a Loss may be made by the Indemnitor without the prior written consent of the Indemnitee unless (i) prior to such settlement or compromise the Indemnitor acknowledges in writing its obligation to pay in full the amount of the settlement or compromise and all associated expenses and (ii) the Indemnitee is furnished with security reasonably satisfactory to the Indemnitee that the Indemnitor will in fact pay such amount and expenses.

b.	In the event that an Indemnitee asserts the existence of any Loss, the
Indemnitee shall give written notice to the Indemnitor of the nature and amount of the Loss asserted. If the Indemnitor, within a period of 15 days after the giving of the Indemnitee's notice, does not give written notice to the Indemnitee announcing its intention to contest such assertion of the Indemnitee (such notice by the Indemnitor being hereinafter called the "Contest Notice"), such assertion of the Indemnitee shall be deemed accepted and the amount of the Loss shall be deemed established. In the event, however, that a Contest Notice is given to the Indemnitee within said 15-day period, then the contested assertion of a Loss shall be settled by binding arbitration.
Notwithstanding anything herein contained to the contrary, each party shall pay its own attorney's fees, costs and expenses incident to any arbitration proceeding brought under this Section 10.3(b).

c.	The Indemnitee and the Indemnitor may agree in writing, at any time, as to the existence and amount of a Loss, and, upon the execution of such agreement, such Loss shall be deemed established.
d.	Payments of any Loss shall be paid to the person entitled thereto within ten business days following the establishment of the Loss.

9.4	Limitations on Indemnity.  Anything in this Agreement and the Purchase
Documents to the contrary notwithstanding:

a.	No claim for indemnity on the basis of a breach of a
representation or warranty may be after the termination of such representation or warranty.

b.	All claims for Losses shall be limited to the Purchase Price, and there shall be no liability except to the extent that the aggregate Losses exceeds $100,000, and then only to the extent of such excess.

c.	For purposes of determining the amount of any Losses, such
amount shall be reduced by the amount of any insurance benefits and proceeds to be received by the Indemnitee in respect of the Losses (net of any deductible amounts).

d.	If an indemnification obligation arises in respect of any Losses that results in any tax benefit to the Indemnitee or any affiliate thereof (the "Benefited Party") that would not, but for such Losses, be available, the Benefited Party shall pay or cause to be paid to the Indemnifying Party an amount equal to the actual tax savings produced by such tax benefit at the time such tax saving is realized by the Benefited Party and after the Indemnifying Party has paid the amount of the Losses to the Indemnified Party. The amount of any such tax saving for any taxable period shall be the amount of the reduction of taxes payable to the taxing authority by the Benefited Party with respect to such tax period as compared to the taxes that would have been payable to taxing authority by the Benefited Party with respect to such tax period in the absence of tax benefit.

e.	In no event shall any party hereunder have any liability for
Losses consisting of or in the nature of punitive, consequential, indirect or special damages.

ARTICLE X
TERMINATION OF AGREEMENT

10.1	Termination.  This Agreement may be terminated, and the transaction contemplated hereby may be abandoned, by written notice promptly given to the other parties hereto, at any time prior to the 2nd Closing Date:
a.	By mutual written consent of Purchaser and Seller; or

b.	By either Purchaser or Seller if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement; or

c.	By either Purchaser or Seller if any permanent injunction or other order of a court or competent authority or government agency which prevents the consummation of the transaction shall have become final and not appealable; or

d.	By Seller if any of the conditions specified in Article VII has not been met or waived by Seller at any such time as such conditions can no longer be satisfied; or

e.	By Purchaser if any of the conditions specified in Article VI has not been met or waived by Purchaser at any such time as such conditions can no longer be satisfied.

10.2	 Status of Agreement after Termination.
Upon any termination of this Agreement pursuant to Section 10.1, this Agreement shall be void and have no effect, without any liability on the part of any party hereto or any shareholders, directors or officers thereof; provided, however, such termination shall not affect the liability of any party for the breach of any provision of this Agreement.

ARTICLE XI
GENERAL
11.1	 Notices.  All notices and other communications hereunder
shall be in writing and shall be sent by certified mail, postage prepaid, return receipt requested; by an overnight express courier service that provides written confirmation of delivery; or by facsimile with confirmation, addressed as follows:

If to Seller:	Wee Lads and Lassies, Inc
Wee Lads and Lassies, Inc.
144 Bevan Drive
Mooresville, NC 28115
a North Carolina Corporation

If to Purchaser:	Kid's Connection, Corp.

Kid's Connection, Corp.
8914 legacy park Dr. Suite J
Charlotte, NC 28269
a Delaware Corporation

Any party may change its address for receiving notice by giving notice of a new address in the manner provided herein. Any notice so given shall be deemed to be delivered on the second business day after the same is deposited in the United States Mail, on the next business day if sent by overnight courier, or on the same business day if sent by facsimile before the close of business, or the next business day, if sent by facsimile after the close of business.

11.2	 Schedules. Each matter set forth in any of the Schedules
attached to this Agreement (or any agreement, instrument or other documents specifically referenced in such Schedule to the extent a copy of the same has been delivered to Purchaser prior to the execution of this Agreement) shall be deemed to be disclosed for purposes of every other Schedule. The Schedules shall in all respects constitute a part of the representations and warranties of Seller herein, and are expressly made a part of this Agreement. The inclusion of any information in any of the Schedules shall not be deemed to be an admission or acknowledgement, in and of itself, that such information is material for purposes of this Agreement or for any other purpose.

11.3	 Broker's Commission.  Each party agrees to indemnify and hold harmless the other party from and against any and all liability, loss, damage, cost or expense (including court costs and attorney fees) arising out of or relating to any claim that such party entered into any brokerage agreement or similar arrangement, whether oral or written.

11.4	 Headings.  The descriptive article, section and paragraph
headings set forth herein are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not control or affect the meaning or construction of any provision of the within Agreement.

11.5	 Entire Agreement.  This Agreement, the Purchase Documents
and the Exhibits and Schedules attached to this Agreement constitute the entire agreement between the parties pertaining to this subject matter and supersede all prior or contemporaneous agreements and understandings of the parties relating to the same. This Agreement may be amended only in writing signed by the parties hereto.

11.6	 Severability.  If any term or provision of this Agreement
or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.

11.7	 North Carolina law governs this Agreement without regard
to principles of conflicts of laws.

11.8	 Arbitration. The parties shall resolve any dispute relating to this Agreement by negotiation and, failing that, by binding arbitration in Charlotte, North Carolina under the rules of the American Arbitration Association. An arbitration proceeding must be brought within one year of the onset of the dispute or it is barred. The party bringing the arbitration must advance the costs of arbitration and the prevailing party may seek reimbursement of its costs, fees and expenses in the arbitration. Arbitration awards may not include punitive and similar damages and may be enforced in any court of competent jurisdiction.

11.9	  Waiver.  Any of the terms or conditions of this Agreement
may be waived at any time by the party entitled to the benefit thereof, but only by written notice specifying the item waived and signed by the party waiving such terms or conditions.

11.10	 Further Assurances.  Both parties will take such reasonable steps as are necessary to consummate the transactions contemplated herein.

11.11	Assignability; Binding Effect.  Either party may not assign
this Agreement without the prior written consent of the other party. This Agreement shall be binding upon the parties hereto and their successors and permitted assigns.

11.12	Counterpart Execution.  This Agreement may be executed
in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart signature page delivered by facsimile transmission shall be deemed to be and have the same force and effect as an originally executed signature page.
This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.


IN WITNESS WHEREOF, the parties have executed this Agreement.
Wee Lads and Lassies, Inc                  Kid's Connection, Corp.
							               A Wholly Owned
                                           Subsidiary of
                                           Blackstocks Development Corp.


By: 		                              By:

Date: 					                  Date:

Personally:


Joyce P. Neale 					Charles E. Neale
Date: 							Date:


VR Business Brokers
Date:





Exhibit 10.2

PROMISSORY NOTE


Kid's Connection, Corp.
A Wholly Owned Subsidiary of
Blackstocks Development Corporation
PROMISSORY NOTE



$1,375,000.00          Date: January 31, 2003

Kid's Connection, Corp., a Delaware corporation ("Purchaser"), for value received, hereby promises to pay to Wee Lads and Lassies, Inc., a North Carolina corporation ("Seller"), the Sum of One Million Three Hundred and Seventy-Five Thousand Dollars and No/100 ($1,375,000.00) as hereinafter provided. The Sum shall be payable as follows:

1.	The Sum shall be payable only if the transactions under the Asset
Purchase Agreement dated January 30, 2003 between the parties hereto ("Agreement") are closed successfully; otherwise, this Note is null and void.

2.	The Sum shall be payable only in Purchaser's shares of common stock
("Payable Shares").

3.	Seller at its sole option may demand to be paid the Payable Shares as soon as reasonably practicable after the occurrence of any of the following:

a.	The market capitalization of Purchaser's Parent Company
(Blackstocks Develoment Corp.) issued and outstanding shares of common stock (the number of issued and outstanding common shares times the closing bid price) has reached at least $50,000,000.00 for a period of thirty consecutive trading days.

b.	Purchaser receives an investment on a cumulative basis in the amount of $1,375,000.00 or greater subsequent to the Closing.

c.	The passage of twelve months after the date of the 1st closing of the transactions under the Agreement ("Closing").

4.	Payable Shares shall be calculated as 3% of the issued and outstanding common shares on a fully diluted basis immediately after the conversion, less common shares issued to Seller and share transactions for the benefit of Seller prior to conversion. Example:

	Assume conversion occurs on the date of the 2nd Closing (the following numbers are best estimates and assumptions):

a.	15,000,000 of Purchaser's common shares are outstanding.

b.	No common shares have been issued to Seller other than those included in the agreement creating the note and no share transactions for the benefit of Seller have occurred prior to conversion.

c.	All warrants and options have been exercised, have expired or have an exercise price that precludes their exercise.

5.	If Payable Shares are changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, stock split, stock dividend or similar event, Purchaser shall issue the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change that Seller would have received had this Note been paid immediately prior to such capital reorganization, reclassification or other change.

6.	Purchaser shall, in the event of a capital reorganization of the common stock (other than a subdivision, combination, reclassification or exchange of shares provided for above), a merger or consolidation of Purchaser with or into another Purchaser, or the sale of all or substantially all of Purchaser's properties, stock and/or assets
(collectively "Reorganization"), make provision for Seller to receive as Payable Shares the number of shares of common stock or other securities or other property of Purchaser or the successor entity resulting from such Reorganization, to which Seller would have been entitled had Purchaser paid this Note immediately prior to the Reorganization.

7.	Purchaser shall take all actions necessary to ensure the availability of
Payable Shares at the time that their payment is required to include completing an SB-2 registration document that provides Seller stock registration rights.

8.	Upon receipt of certificates representing the Payable Shares, Seller immediately shall surrender this Note to Purchaser, which shall then be cancelled.

9.	Purchaser shall not issue fractional shares upon payment of this Note;
rather, Payable Shares shall be rounded to the nearest whole share.

10.	Purchaser shall provide to Seller contemporaneously with the payment of the Payable Shares an agreement providing registration rights to the Seller.

11.	Interest shall be at the rate of 3% per annum and shall be due and payable in either cash or shares of Purchaser's common stock, at Seller's option, at the time of payment of the principal amount of this Note.

12.	Purchaser shall grant to Seller a security interest in all the assets that are transferred to it under the Agreement and in all cash and non-cash proceeds from a disposition of same.

13.	Seller represents and warrants as follows:

a.	Seller understands that Purchaser is providing this Note and the
Payable Shares in reliance on specific exemptions from the registration requirements of federal and state securities laws and that Purchaser is relying upon the truth and accuracy of, and the Seller's compliance with, its representations, warranties and agreements in order to determine the availability of such exemptions and the eligibility of Seller to acquire the same.

b.	Seller is either an "Accredited Investor" as defined in Federal
Regulation 230.501(a) or has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks and has the capacity to protect its interests in connection with these transactions. Seller is aware that it may be required to bear and is able to bear the economic risk of these transactions for an indefinite period of time and its financial condition allows it to bear such economic risk and the risk of loss on the entire amount of this Note.

c.	Seller will receive this Note and the Payable Shares solely for its own account and not for the account of another. Seller has no intention to and will not distribute them in violation of any securities law or regulation and one else has any interest in or right to acquire them.

d.	Seller has received and understood Seller's information that has been provided to it in Seller's evaluation of the Agreement and accompanying documents including this Note and has been afforded the opportunity to ask questions, receive answers and receive additional information from Purchaser as necessary to verify the accuracy of information it provided concerning
Purchaser, the Agreement, this Note and the Payable Shares and has investigated these matters as necessary or desirable and has understood all such information and documents.

e.	Seller fully understands that this Note and the Payable Shares are not freely transferable and are subject to resale restrictions because they are not registered with any federal or state securities agency.

f.	Seller understands that until the Payable Shares are registered under federal and state securities laws, their stock certificates will contain a restrictive legend similar to the following:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
(THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS
(COLLECTIVELY, THE "LAWS"). THE SECURITIES HAVE BEEN
ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR
SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF
EITHER (1) AN EFFECTIVE REGISTRATION STATEMENT FOR THE
SECURITIES UNDER THE LAWS, OR (2) AN OPINION OF COUNSEL
PROVIDED TO THE ISSUER IN FORM, SUBSTANCE AND SCOPE
REASONABLY ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT
REGISTRATION IS NOT REQUIRED UNDER THE LAW DUE TO AN
AVAILABLE EXCEPTION TO OR EXEMPTION FROM THE
REGISTRATION REQUIREMENTS OF THE LAWS.

14.	This Note shall be binding upon Purchaser, its successors and permitted assigns, and shall inure to the benefit of Seller, its successors and permitted assigns.

15.	North Carolina law governs this Note without regard to conflict of laws principles.


16.	Notices to be given hereunder shall be delivered in accordance with the notice provision in the Agreement.


Kid's Connection, Corp.,
A Wholly Owned Subsidiary of
Blackstocks Development Corporation


By: ____________________________________________
Alton Perkins, Chairman

Exhibit 99.0


NEWS RELEASE
February 3, 2003
FOR IMMEDIATE RELEASE

BLACKSTOCKS DEVELOPMENT CORP.
TO ACQUIRE DAY CARE CENTER IN MOORESVILLE, NORTH
CAROLINA AND SIGNED LETTERS OF INTENT TO ACQUIRE TWO DAY
CARE CENTERS IN NORTH AND SOUTH CAROLINA.

Charlotte, NC - Blackstocks Development Corp. announced today that it has entered into an Asset Purchase
Agreement to acquire a Day Care Center in Mooresville,
North Carolina. The Center will be acquired from Wee
Lads and Lassies, Inc. for approximately $1.375 million.
Additionally, the Company signed letters of intent to acquire centers in Charlotte, North Carolina and Fort
Mill, South Carolina for approximately $2.1 million.
These transactions are expected to close during the second quarter of 2003.

The Center in Mooresville, North Carolina was founded in
1992, licensed to service 170 students, and consists of two buildings totaling approximately 7,200 square feet on 1.5 acres.

Commenting on this transaction, Blackstocks Development
Corp. CEO and President Al Perkins, said, "This acquisition, in conjunction with the strategy to develop a National Day Care Center network serves as an excellent base to develop and build educational and nurturing programs for children."

Blackstocks Development Corp. is a developmental stage company transitioning into a company primarily focusing on acquiring and developing a National Day Care Center
Network for pre-school aged children.

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities
Exchange Act of 1934. Because these statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially, including the absence of a combined operating history with an acquired company and the potential inability to integrate acquired businesses, need for additional financing, high degree of leverage, granting of rights to acquire certain portions of the acquired company's or operations, variable economic conditions, as well as restrictions imposed by existing debt and future payment obligations.

For more information contact Al Perkins, CEO at 704-547-7090.